Exhibit 99.1

Independent Auditors’ Report

To the Board of Directors of

Prevoty, Inc.

We have audited the accompanying financial statements of Prevoty, Inc., which comprise the balance sheet as of December 31, 2017, and the related statement of operations, stockholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prevoty, Inc. as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mazars USA LLP

Los Angeles, California

October 18, 2018

Prevoty, Inc.

Balance Sheet

December 31, 2017

Assets
Current assets
Cash and cash equivalents	$9,881,194
Accounts receivable	129,086
Prepaid expenses and other current assets	41,958
Total current assets	10,052,238

Property and equipment, net	36,826
Software development costs, net	155,403
Security deposits	9,265
Total assets	$10,253,732

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$931,019
Note payable to related party	3,539,623
Current portion of deferred revenue	2,424,490
Other current liabilities	110,215
Total current liabilities	7,005,347

Deferred revenue	1,294,828
Total liabilities	8,300,175

Stockholders' equity
Common stock - $0.0001 par value; 45,000,000 authorized, 11,804,792 issued and outstanding shares	1,181
Preferred stock - $0.0001 par value; $0.041 - $0.0868 per share liquidation preference, 22,503,089 authorized, 22,219,518 issued and outstanding shares	2,221
Additional paid in capital	24,474,143
Accumulated deficit	(22,523,988)
Total stockholders’ equity	1,953,557

Total liabilities and stockholders' equity	$10,253,732

The accompanying notes are an integral part of these financial statements.

Prevoty, Inc.

Statement of Operations

Year Ended December 31, 2017

Revenues
Product license	$1,807,474
Service revenue	1,817,474
3,624,948
Cost of revenues
Product license	211,427
Service	703,904
915,331

Gross profit	2,709,617

Operating expenses
Research and development	1,468,168
Sales and marketing	2,829,143
General and administrative expenses	2,489,685

Total operating expenses	6,786,996

Loss from operations	(4,077,379)

Change in fair value of common stock related to litigation	61,451
Change in fair value of common stock warrants	3,949
Other expense	78,863

Net loss	$(4,221,642)

The accompanying notes are an integral part of these financial statements.

Prevoty, Inc.

Statement of Changes in Stockholders’ Equity

Year Ended December 31, 2017

	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Units	Amount	Units	Amount	Capital	Deficit	Equity

Balance at January 1, 2017	9,930,402	$993	9,999,408	$1,000	$10,997,580	$(18,302,346)	$(7,302,773)

Conversion of promissory notes for Series B Preferred Stock	-	-	2,000,857	200	2,033,118	-	2,033,318

Issuance of Series B Preferred Stock, net of issuance costs of $156,701	-	-	10,465,572	1,046	10,757,493	-	10,758,539

Stock contributed in connection with legal settlement	(748,400)	(75)	(246,319)	(25)	100	-	-

Stock issued in connection with legal settlement	1,536,268	154	-	-	430,001	-	430,155

Issuance of Common Stock in connection with exercise of stock options, net of adjustment to repurchase right liability of $45,950	1,086,522	109	-	-	238,036	-	238,145

Stock-based compensation expense	-	-	-	-	17,815	-	17,815

Net Loss	-	-	-	-	-	(4,221,642)	(4,221,642)

Balance at December 31, 2017	11,804,792	$1,181	22,219,518	$2,221	$24,474,143	$(22,523,988)	$1,953,557

The accompanying notes are an integral part of these financial statements.

Prevoty, Inc.

Statement of Cash Flows

Year Ended December 31, 2017

Cash flows from operating activities
Net loss	$(4,221,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	139,104
Interest on convertible promissory notes	39,240
Non-cash legal fees	398,119
Change in fair value of common stock related to litigation	61,451
Change in fair value of common stock warrants	3,949
Stock-based compensation	17,815
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(76,465)
Prepaid expenses and other current assets	42,104
Security deposits	(2,600)
Accounts payable and accrued expenses	(4,384,675)
Note payable to related party	3,539,623
Deferred revenue	(321,373)
Net cash used in operating activities	(4,765,350)

Cash flows from investing activities
Capitalization of software development costs	(194,678)
Acquisition of property and equipment	(13,293)
Net cash used in investing activities	(207,971)

Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	1,250,000
Proceeds from issuance of preferred stock, net	10,758,539
Proceeds from issuance of common stock in connection with exercises of stock options	284,094
Net cash provided by financing activities	12,292,634

Net increase in cash and cash equivalents	7,319,313

Cash and cash equivalents - beginning of year	2,561,881

Cash and cash equivalents - end of year	$9,881,194

Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accounts payable paid by convertible promissory note holder	$399,131
Issuance of Common Stock in connection with legal settlement	$430,155
Legal settlement paid by preferred stockholders	$175,000
Cash paid during the period for:
Income taxes	$2,034

The accompanying notes are an integral part of these financial statements.

Prevoty, Inc.

Notes to Financial Statements

1.	Organization and Nature of Business

Prevoty, Inc.  (the “Company”), a Delaware Corporation, was incorporated on March 6, 2013. The Company, headquartered in Los Angeles, California. The Company is a provider of Runtime Application Self Protection (“RASP”) security software that enables enterprises to automatically protect their applications in production. The Company is engaged in the development, marketing, sales, service and support of security applications providing real-time visibility and protection for critical applications and data via RASP.

2.Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities, when purchased, of three months or less to be cash equivalents.  The Company maintains cash accounts in bank deposit accounts that are insured by the Federal Deposit Insurance Corporation (the “FDIC”) up to a limit of $250,000 per depositor, per institution. Such deposits periodically exceed the FDIC insured limit of $250,000 for balances held at each bank. The Company’s total uninsured cash balance retained in FDIC-insured institutions was approximately $9,631,000 at December 31, 2017.

Accounts Receivable

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts.  Credit is generally extended on a short-term basis, thus trade receivables do not bear interest, although a finance charge may be applied to receivables that are past due.  The Company generally does not require collateral for trade receivables.  Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition.  Changes in the estimated collectability of trade receivables are recorded in the results of operations in the period in which the estimate is revised.  The Company had no allowance for uncollectible accounts at December 31, 2017.

Property and Equipment, Net

Property and equipment are stated at cost. Depreciation of property and equipment is recorded using the straight-line method over the estimated useful lives of the assets.  Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations. Expenditures for repairs and maintenance are expensed as incurred.

Software Development Costs

The Company capitalizes software development costs after technological feasibility is established. Once the software products become available for general release to the public, the Company amortizes such costs over the related product’s estimated economic useful life to “Cost of revenues” in the Statement of Operations.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The Company uses valuation techniques that are consistent with the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. These two types of inputs create a three‐tier fair value hierarchy that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1Valuation is based upon quoted process for identical instruments traded in active markets.

Level 2 Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model‐based valuation techniques for which all significant assumptions are observable in the market.

Level 3Valuation is generated from model‐based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flows models and similar techniques.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying balance sheet measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2017:

	Fair value	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Common stock warrant liability as of January 1, 2017	$-	$-	$-	$-
Common stock warrant fair value at issuance	53,182	-	-	53,182
Change in fair value	3,949	-	-	3,949
Common stock warrant liability as of December 31, 2017	$57,131	$-	$-	$57,131

Revenue Recognition

The Company derives revenue from the licensing of perpetual, time-based and subscription software products, associated software maintenance and support plans and consulting services.

The Company recognizes revenue when persuasive evidence of an arrangement exists, the product has been delivered or the services have been performed, the fee is fixed or determinable, collection is reasonably assured, and there are no significant post-delivery obligations. Determining whether and when some of these criteria have been satisfied often involves assumptions and judgments that can have a significant impact on the timing and amount of revenue the Company reports.

The Company enters into multiple element revenue arrangements in which a customer may purchase a combination of software, upgrades, maintenance and support and consulting.

For the Company software and software-related multiple element arrangements, the Company: (1) determines whether and when each element has been delivered; (2) determines whether undelivered products or services are essential to the functionality of the delivered products and services; (3) determines the fair value of each undelivered element using vendor-specific objective evidence (“VSOE”), and (4) allocates the total price among the various elements. VSOE of fair value is used to allocate a portion of the price to the undelivered elements and the residual method is used to allocate the remaining portion to the delivered elements. If VSOE has not been established for the undelivered element and if the only undelivered element is maintenance and support, the entire arrangement fee is recognized ratably over the performance period. Changes in assumptions or judgments or changes to the elements in a software arrangement could cause a material increase or decrease in the amount of revenue that the Company reports in a particular period.

The Company has not established VSOE for their licenses, software maintenance and support services. Therefore, for contracts in which a license and maintenance and support are sold together and are the only elements, the customer contract fee is recognized ratably over the performance period.

Cost of Revenues

Cost of revenues include expenses related to the fulfillment of the Company’s subscription services, consisting primarily of employee-related expenses for data center operations, implementation and customer support, including salaries, bonuses and benefits. Cost of revenues also include hosting costs and amortization.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent management believes these assets will more likely than not be realized. In making such determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projections of future taxable income, tax planning strategies and recent financial operations. In the event the Company determines it would not be able to realize a portion of the deferred income tax assets in the future, the Company would record a valuation allowance which would increase the provision for income taxes.

The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.

The Company files income tax returns in the U.S. Federal jurisdiction and California jurisdiction. Generally, the Company is subject to examination by U.S. Federal (or state and local) income tax authorities for three to four years from the filing of a tax return.  Since the Company has generated net operating losses and research and development credits since inception and has not begun to utilize these losses or credits, these still remain open to examination for all prior years through inception. The Company is subject to U.S. Federal, state and local income tax examinations for all open tax years listed by tax jurisdiction below:

Jurisdiction	Inception Year	Open Tax Years
Federal	2013	December 31, 2013 and forward
California	2013	December 31, 2013 and forward

On December 22, 2017 the Tax Cuts and Jobs Act (the “Act”) was signed into law. Among other provisions, the Act reduces the Federal statutory corporate income tax rate from 34% to 21%.

Sales Tax

The Company excludes sales tax from revenue and records the sales tax liability when the sale occurs. The Company performed an analysis of its sales tax obligations and assessed that it had a sales tax risk exposure in various states. An estimated sales tax liability of approximately $144,000 was recorded as of December 31, 2017 and included in other current liabilities on the balance sheet.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2017 was approximately $44,000.

Common Stock Warrant Liability

Freestanding warrants are recognized as a liability at fair value upon issuance. At the end of each reporting period, changes in fair value during the period are recorded as other income or expense.

Stock-Based Compensation

The Company calculates the fair value of options using the Black-Scholes-Merton option pricing model and recognizes the compensation expense on a straight-line basis over the service period.

The amount of compensation expense recognized using the Black-Scholes-Merton model requires the Company to exercise judgment and make assumptions relating to the factors that determine the fair value of its stock option grants. The fair value calculated by this model is a function of several factors, including the grant price, the expected future volatility, the expected term of the option, and the risk-free interest rate of the option. The expected term and expected future volatility of the options require judgment.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued or are available to be issued. The Company has evaluated subsequent events through October 18, 2018, which is the date the financial statements were available to be issued.

3.Property and Equipment, Net

Property and equipment, net consisted of the following at December 31, 2017:

	Estimated
	Useful Lives

Furniture and equipment	5 years	$28,187
Computer equipment	3 years	89,423
Total cost		117,610

Less accumulated depreciation		(80,784)

		$36,826

Depreciation expense was approximately $28,000 for the year ended December 31, 2017.

4.Software Development Costs

Software development costs consisted of the following at December 31, 2017:

	Estimated
	Useful Life

Capitalized software	2 years	$266,403
Less accumulated amortization		(111,000)

		$155,403

For the year ended December 31, 2017, the Company capitalized software costs of approximately $195,000. Amortization expense related to software development costs for the year ended December 31, 2017 was approximately $111,000.  Approximately $133,000 of the remaining net book value will be amortized in 2018 with the remainder in 2019.

5.	Note Payable to Related Party

On June 5, 2017, the Company entered into a settlement agreement with two individuals which resulted in a note payable of $3,500,000.

The note is payable in bi-annual installments of $500,000 starting December 9, 2020, with the last installment (including all outstanding principal and accrued interest) due on June 9, 2023. The note bears interest at 2.09% per year.

Interest incurred on the note payable for the year-ended December 31, 2017 totaled approximately $39,600.

The entire balance of the cumulative installment payments, including any accrued interest, shall automatically be due and become payable immediately upon change of control.

6.	Stockholders’ Equity

Under the Company’s amended and restated Certificate of Incorporation dated November 22, 2017, the Company is authorized to issue up to 45,000,000 shares of Common Stock with a par value of $0.0001 per share and 22,503,089 Preferred Stock with a par value of $0.0001. Of the Preferred Stock, 4,267,655 shares are designated as “Series Seed Preferred Stock”, 5,485,434 shares are designated as “Series A Preferred Stock” and 12,750,000 shares are designated as “Series B Preferred Stock”.

All Series Seed Preferred Stock and Series A Preferred Stock have been issued and remain outstanding at December 31, 2017. 283,571 Series B Preferred Stock has not been issued. Holders of Preferred Stock have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock.

The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, on a pari passu basis with each other, but prior and in preference to any declaration or payment of any dividend on the Common Stock of the Company at the dividend rate of $0.041 per annum for each share of Series Seed Preferred Stock, $0.0868 per annum for each share of Series A Preferred Stock and $0.0626 per annum for each share of Series B Preferred Stock, payable when, as and if declared by the Board of Directors of the Company. Such dividends shall not be cumulative. No dividends have been declared as of December 31, 2017.

Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable original issue price for such series of Preferred Stock by the applicable Conversion Price. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the conversion rate upon the earlier of (i) the closing of The Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, or (ii) the date, or occurrence of an event, specified by vote or written consent or agreement of the requisite holders.

In the event of a liquidation event, the holders of each series of Preferred Stock shall be entitled to receive out of the proceeds or assets of the Company available for distribution to its stockholder, on a pari passu basis with each other, prior and in preference to any distribution of the proceeds of such liquidation event to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable original issue price for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire proceeds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this. The original issue price amounts to $0.6827 per share for each share of the Series Seed Preferred Stock, $1.4464 per share for each share of the Series A Preferred Stock and $1.0428 per share for each share of the Series B Preferred Stock.

As of January 1, 2017, the Company had a contingent liability of approximately $5.1 million relating to a litigation brought by two individuals against it. On June 5, 2017, the Company entered into a settlement agreement with these two individuals. This legal settlement was paid in cash and issuance of Common Stock. Existing stockholders contributed 748,400 shares of Common Stock and 246,319 shares of Preferred Stock, and the Company issued 1,536,268 shares of Common Stock. On the settlement date, the estimated liability related to the issuance of Common Stock was remeasured at fair value which resulted in a fair value adjustment expense of approximately $61,000. Upon the issuance of Common Stock to the two individuals, which occurred concomitantly with the settlement, the Company reclassified the related liability of approximately $430,000 to equity. The Common Stock issued are “restricted securities” under the Securities Act and may not be resold or transferred unless the shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the individuals may be required to hold the shares for an indefinite period.

7.Stock-Based Compensation

The Company’s 2013 Stock Option Plan (the “Plan”), as amended and Restated in 2017, has reserved 6,941,021 shares of Common Stock for issuance under this Plan.  Options granted under this Plan, upon vesting and exercise, allow the holder to purchase shares of the Company’s Common Stock. All options granted under the Plan are composed of time-based options which vest over a specified period of time.

The Company has elected to use the Black-Scholes option-pricing model for valuing stock-based compensation awards.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service period in the Company’s Statement of Operations.

As of December 31, 2017, 3,913,473 options are available for grant under the Plan. Options granted under the Plan do not exceed 10 years and a day, and generally vests with respect to the first 25% of shares when the optionee completes 12 months of continuous service after vesting start date and the option vests with respect to an additional 1/48th of the shares when the optionee completes each full month of continuous service thereafter, so that the shares subject to the option will be fully vested on the four-year anniversary of the vesting start date.

The following table summarizes stock option activity:

	Number of Stock Options	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term (Years)

Outstanding at January 1, 2017	1,234,968	$0.24	8.7
Granted	1,134,309	0.27
Exercised	(1,086,522)	0.26
Forfeited/expired	(236,193)	0.25
Outstanding at December 31, 2017	1,046,562	0.25	8.9
Exercisable at December 31, 2017	203,127	0.21	7.5

Total stock-based compensation expense incurred during 2017 was $17,815. The remaining expense to be incurred for the unvested portion of options outstanding at December 31, 2017 was $552,490 and will be recognized over the next four years. The total intrinsic value of options exercised in 2017 was approximately $38,100. The weighted average grant date calculated value for grants during 2017 was $0.14.

Non-vested options consist of the following:

	Number of Stock Options	Weighted-Average Grant-Date Calculated Value
Non-vested at January 1, 2017	506,057	$0.14
Granted	1,134,309	0.14
Vested	(560,738)	0.13
Forfeited/expired	(236,193)	0.14
Non-vested at December 31, 2017	843,435	$0.14

The specific assumptions used to determine the calculated value of the stock options granted during the year ended December 31, 2017 were as follows:

Expected volatility	55.6% - 57.7%
Dividend yield	0%
Expected term	6
Risk-free rate	1.92% - 2.40%

Certain option holders may exercise their options before vesting (“Early Exercise”). The Company may in its sole and absolute discretion prohibit such undertaking at any time prior to the expiration of six months from the date of the option grant. The Early Exercises are subject to a repurchase right which shall lapse according to the same vesting schedule applicable had the option not been exercised. The repurchase right allows the Company to repurchase the unvested shares for the exercise price. A liability equal to the number of unvested shares multiplied by the exercise price was recorded as of December 31, 2017 for approximately $53,000 and was included in other current liabilities on the balance sheet.

The Company's computation of expected volatility is based on the historical daily volatility of comparable companies. The Company lacks adequate information about the exercise behavior at this time and has determined the expected term assumption under the simplified method provided for under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The dividend yield assumption of zero is based upon the fact that the Company has never paid cash dividends and presently has no intention of paying cash dividends. The risk-free interest rate used for each grant is equal to the U.S. Treasury rates in effect at the time of the grant for instruments with a similar expected life.

8.Stock Purchase Warrants

In connection with the issuance of convertible debt of $1,250,000 on June 30, 2017, the Company issued warrants to purchase 119,871 of Common Stock at an exercise price of $0.01 per share subject to adjustments to the fair value of one share of Warrant Stock. These warrants will expire on June 30, 2027.

In connection with the issuance of convertible debt of $797,250 on August 29, 2017, the Company issued warrants to purchase 76,453 of Common Stock at an exercise price of $0.01 per share subject to adjustments to the fair value of one share of Warrant Stock. These warrants will expire on August 17, 2027.

These warrants were exercisable immediately. As of December 31, 2017, no warrants have been exercised.

The fair value of the outstanding warrants has been classified as a liability and determined using the Black‐Scholes valuation model. The Company recognizes these warrants as current liabilities with changes in fair value reported in the Statement of Operations. The fair value of the warrants was $57,131 at December 31, 2017, including $3,949 related to the remeasurement of the fair value between the issuance of the warrants and the year ended.

9.Income Taxes

Internal Revenue Code Section 382 places a limitation (“Section 382 Limitation”) on the amount of taxable income that can be offset by net operating loss carryforwards after an ownership change (generally greater than 50% change in ownership within a three-year-period) of a loss corporation. California has similar rules. Generally, after an ownership change, a loss corporation cannot deduct net operating loss carryforwards in excess of the Section 382 Limitation. Similar rules exist under Internal Revenue Code Section 383 that may limit the use of credits in the future. The future utilization of the net operating loss carryforwards and tax credits to offset future taxable income may be subject to an annual limitation, as a result of ownership changes that may have occurred previously of that could occur in the future. A Section 382 analysis to determine the limitation of the net operating loss carryforwards has not been performed.

Deferred income taxes reflect the tax effect of temporary differences between the financial reporting and tax reporting basis of assets and liabilities. As of December 31, 2017, deferred tax assets and liabilities consisted of the following:

Deferred tax assets (liabilities):
Net operating loss carryovers	$4,717,326
R&D credit	443,716
Depreciation & amortization	(40,049)
Capitalized legal settlement	1,270,805
Other	89,853
Total deferred tax assets	6,481,651
Valuation allowance	(6,481,651)
Net deferred tax assets/(liabilities)	$-

As of December 31, 2017, the Company’s federal net operating loss carryovers for income tax purposes were $16,861,618. If not utilized, the federal net operating loss carryovers will begin to expire after December 31, 2033.

As of December 31, 2017, the Company’s state net operating loss carryovers for income tax purposes were $16,844,982. If not utilized, the state net operating loss carryovers will begin to expire after December 31, 2033.

As of December 31, 2017, a full valuation allowance of approximately $6,481,651 has been recorded on the net deferred tax assets as management determined that sufficient positive evidence exists to conclude that it is more likely than not that net deferred taxes are not realizable.

10.Retirement Plan

The Company has a qualified deferred compensation 401(k) plan, under which employees may defer a portion of their salaries subject to the limitations of the Internal Revenue Code. The plan does not provide for matching or annual contributions by the Company.

11.	Commitments and Contingencies

Operating Leases

At December 31, 2017, the Company has rent office spaces in California under long-term non-cancelable operating leases which expired through August 31, 2018. During 2018, the Company entered two new long-term non-cancelable operating leases in California expiring through July 15, 2021.

Future minimum annual lease commitments under operating leases were as follows:

Year Ending
December 31,	Amount

2018	$276,438
2019	369,630
2020	308,337
2021	181,778

$1,136,183

Rent expense for the year ended December 31, 2017 was approximately $116,000.

Litigation

From time to time the Company is involved in claims, legal actions and governmental proceedings that arise from its business operations. As of December 31, 2017, the Company was not party to any legal proceedings or threatened legal proceedings, the adverse outcome of which, individually or in the aggregate, it believes would have a material adverse effect on its business, financial condition or results of operations.

12.	Major Customers

In 2017, 31% of the Company’s revenue was from one customer. There was no outstanding accounts receivable from this customer as at December 31, 2017.

13.	Subsequent Events

Acquisition of Prevoty

On August 9, 2018, all stock of the Company was acquired by Imperva, Inc., a Delaware Corporation, for a consideration of approximately $140 million.

As part of this acquisition, the note payable related to the legal settlement referred to in Note 5 was fully paid.

During 2018, the Company entered two new leases in California, see Note 11.